                                                                   Exhibit 24(b)
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                                POWER OF ATTORNEY
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                  The undersigned, The Gorman-Rupp Company, an Ohio corporation (the "Company"), by the undersigned officer of the Company hereunto duly authorized, hereby appoints Jeffrey S. Gorman, Robert E. Kirkendall and Anthony
R. Moore, and each of them, as attorneys for the Company, with full power of substitution and resubstitution, for and in its name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (i) a registration statement on Form S-3 (or such other form as counsel to the Company may advise as appropriate) in order to effect the registration of 90,000 of the Company's currently outstanding Common Shares to permit the sale of such Shares by Bank One Trust Company, N.A., Mansfield, Ohio (as trustee) pursuant to a Distribution Agreement dated as of March 12, 2001, and (ii) any and all supplements, amendments (including post-effective amendments), exhibits and consents to such registration statement, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statement or the securities covered thereby; and to take any and all other action that any of them deem necessary or advisable in order to effect the registration, qualification or exemption of the foregoing 90,000 Common Shares similarly to permit the sales of such Shares by Bank One (as trustee) under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable.

                  Executed as of the 8th day of March, 2001.

                                          THE GORMAN-RUPP COMPANY



                                          By  /s/ ROBERT E. KIRKENDALL
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                                                Robert E. Kirkendall,
                                                 Corporate Secretary